3




                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549




                                   FORM 8_K


                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



                        Date of Report:  April 4, 1996




                                U S WEST, Inc.





A Delaware   Commission File  IRS Employer Identification
Corporation  Number 1-8611    No. 84_0926774




              7800 East Orchard Road, Englewood, Colorado 80111



                       Telephone Number (303) 793_6500

Item 4.    Changes in Registrant's Certifying Accountant

     Coopers & Lybrand L.L.P. has served as the Company's independent auditor, and Arthur Andersen LLP has served as the primary auditing firm for major subsidiaries within U S WEST Media Group, since 1984. In view of the Company's new targeted stock structure, the Company determined, following a recommendation of the Audit Committee, that it will be more efficient and effective for the Company to have a single firm perform the auditing function for the entire business.

     During the Company's two most recent fiscal years ended December 31, 1995 and December 31, 1994, the reports of Coopers & Lybrand L.L.P. on the Company's financial statements contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during such fiscal years and the interim periods thereafter: (1) no disagreements with Coopers & Lybrand L.L.P. have occurred on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements; (2) no reportable events involving Coopers & Lybrand L.L.P. have occurred that must be disclosed under applicable securities laws; and (3) the Company has not consulted with Arthur Andersen LLP on items that concerned the application of accounting principles to a specific transaction, either completed or proposed, or on the type of audit opinion that might be rendered on the Company's financial statements.

     The Company requested, and Coopers & Lybrand L.L.P. has furnished, a letter addressed to the Securities and Exchange Commission stating that Coopers & Lybrand L.L.P. agrees with the statements set forth in the second paragraph above. A copy of that letter from Coopers & Lybrand L.L.P. to the Securities and Exchange Commission is filed as Exhibit 16 to this Form 8_K.


Item 7.    Exhibits

Exhibit     Description

16     Letter from Coopers & Lybrand L.L.P. dated April 4, 1996.

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     U S WEST, Inc.

     /s/ STEPHEN E. BRILZ
     By:___________________________
     Stephen E. Brilz
     Senior Attorney and
     Assistant Secretary

Dated:  April 4, 1996.